(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

LUMENIS LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

-A-

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

-B-

LUMENIS LTD.

Yokneam Industrial Park
Yokneam, Israel, 20692.

August 29, 2003

Dear Shareholder:

        You are cordially invited to attend a Special General Meeting of shareholders of Lumenis Ltd. (“Lumenis” or the “Company”) on October 1, 2003, beginning at 9:00 a.m., local time, at 1221 Avenue of the Americas, 26th Floor, New York, NY 10020-1089. We look forward to greeting as many of you as can attend the Special General Meeting.

        Holders of the Company’s ordinary shares are being asked to vote on the matter listed in the enclosed Notice of Special General Meeting of shareholders. Your Board of Directors recommends a vote “FOR” the matter set forth in the notice.

        Whether or not you plan to attend the Special General Meeting, it is important that your ordinary shares be represented and voted at the Special General Meeting. Accordingly, after reading the enclosed Notice of Special General Meeting and accompanying Proxy Statement, please sign, date and mail the enclosed proxy card in the envelope provided. Shareholders of record can also vote their shares by using the Internet or by using telegram, telex or facsimile. Instructions for using this convenient service are set forth on the enclosed proxy card.

Very truly yours,

Prof. Jacob A. Frenkel
Chairman of the Board of Directors

-C-

LUMENIS LTD.
NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

To the Shareholders of Lumenis Ltd.:

The Special General Meeting of shareholders of Lumenis Ltd. (“Lumenis” or the “Company”) will be held at 1221 Avenue of the Americas, 26th Floor, New York, NY 10020-1089, on October 1, 2003 at 9:00 a.m., local time, for the following purposes:

1.	To elect two Outside Directors for the Company to serve until the 2006 Annual General Meeting of Shareholders (“Proposal 1”).

2.	To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

            Only shareholders of record at the close of business on August 27, 2003 are entitled to notice of, and to vote at, the meeting.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL GENERAL MEETING AND REGARDLESS OF THE NUMBER OF ORDINARY SHARES YOU OWN, YOU ARE REQUESTED TO VOTE BY FILLING IN, DATING AND SIGNING THE ENCLOSED PROXY AND MAILING IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, OR BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY TO VOTE YOUR PROXY BY INTERNET OR BY TELEGRAM, TELEX OR FACSIMILE. THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

        If you are present at the Special General Meeting and desire to vote in person, you may revoke your appointment of proxy at the meeting so that you may vote your shares personally.

By Order of the Board of Directors,
Stephen B. Kaplitt
Executive Vice President, General Counsel and Secretary
Yokneam, Israel, August 29, 2003

-D-

LUMENIS LTD.
Yokneam Industrial Park
Yokneam, Israel, 20692.

PROXY STATEMENT

Table of Contents

QUESTIONS AND ANSWERS	1
GENERAL INFORMATION	5
The Proxy	5
Shareholders Entitled to Vote	5
Quorum; Required Vote	6
Proxy Solicitation	6
Shareholder Duties	7
PROPOSAL 1 - ELECTION OF OUTSIDE DIRECTORS	7
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES	11
INDEPENDENT AUDITORS FOR FISCAL YEAR 2003	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
Section 16(a) Beneficial Ownership Reporting Compliance	20
EXECUTIVE COMPENSATION	20
Option/SAR Grants in Last Fiscal Year	21
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	22
Director's Compensation	23
Employment Agreements, Termination Provisions and Change in Control Provisions	23
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	26
BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION	27
General Compensation Policy	27
Factors	27
Base Salaries	27
Annual Incentive Compensation Awards	28
Other Incentive Compensation Awards	28
Certain Agreements	28
Compensation of Chief Executive Officer	28
Deductibility of Compensation	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
PERFORMANCE GRAPH	31
PROPOSALS OF SHAREHOLDERS	33
OTHER BUSINESS	33
PROXY FORM	I

-i-

I. QUESTIONS AND ANSWERS

Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposal. In this Proxy Statement, we refer to Lumenis Ltd. as “Lumenis,” the “Company,”" “we,” “our,” and “us”.

Q.     WHAT PROPOSAL ARE SHAREHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL GENERAL MEETING?

A.     We are seeking approval of one proposal relating to the nominations of Dr. Shlomo Segev and Mr. Alexander Yuhjtman as the Company’s new Outside Directors in place of Prof. Bolselaw Goldman and Mrs. Leslie Eichner.

Q.     WHY DID PROF. GOLDMAN AND MRS. EICHNER RESIGN FROM THEIR POSITION AS OUTSIDE DIRECTORS?

A.     Subsequent to Prof. Goldman’s election as one of the Company’s Outside Directors, he was requested by the Israeli Health Ministry to extend the term of his position as the Director of the Chaim Sheba Medical Center, Tel-Hashomer, in Israel from which he had been planning to retire. As a result, Prof. Goldman is precluded from service in any other position. As to Mrs. Eichner, it was determined, immediately subsequent to the 2003 Annual Meeting, that she did not comply with the requirements to serve as Outside Director under the Israeli Companies Law due to a technical reason. Mrs. Eichner will continue to serve as a regular director on Lumenis’ Board of Directors.

Q.     WHY IS LUMENIS SEEKING SHAREHOLDERS APPROVAL FOR THIS PROPOSAL?

A.     The Company was established and registered under the laws of the State of Israel. Accordingly, we are primarily subject to the Israeli Companies Law, 1999 — 5759 (“Israeli Companies Law”) with regard to corporate matters relating to the Company. The Israeli Companies Law determines special procedures for the appointment of Outside Directors, including the required approval of the shareholders at a General Meeting.

Q.     WHAT HAPPENS WHEN THE PROPOSAL IS APPROVED?

A.     If the proposal on the nomination of new Outside Directors is approved at the Special General Meeting, Dr. Shlomo Segev and Mr. Alexander Yuhjtman will serve as the Company’s Outside Directors.

Q.     WHO IS ENTITLED TO VOTE?

A.     Pursuant to the Israeli Companies Law, each shareholder of record in an Israeli public company, including a company whose shares are traded on an exchange located outside of Israel, is entitled to receive prior notice of a General Meeting at least twenty-one days before the date of the meeting unless the company’s articles of association provide that such notice need not be sent. The Company has set the close of business on August 27, 2003 as the record date for shareholders entitled to notice of, and to vote at this Special General Meeting.

Q.     HOW DO I VOTE BEFORE THE SPECIAL GENERAL MEETING?

A.     You have three voting options:

  Over the Internet, which Lumenis encourages if you have Internet access, at the address shown on your proxy card;
  By telegram, telex or facsimile through the number shown on your proxy card by completing, signing and sending the enclosed proxy card; or
  By mail by completing, signing and returning the enclosed proxy card.

Q.     MAY I VOTE AT THE SPECIAL GENERAL MEETING?

A.     You may vote by attending in person at the Special General Meeting and filling out and submitting the written ballot.

Q.     MAY I CHANGE MY MIND AT THE SPECIAL GENERAL MEETING?

A.     A shareholder may revoke his, her or its proxy which has been received by the Company by delivering to the Company, a written notice canceling the proxy or appointing a different proxy, prior to or at the Special General Meeting. A Shareholder’s proxy will also be revoked upon receipt by the Chairman of the Special General Meeting of written notice from such shareholder of the revocation of his, her or its proxy or by voting in person at the Special General Meeting.

Q.     IF I HOLD SHARES THROUGH A BROKER, HOW DO I VOTE THEM?

A.     Your broker generally has discretionary power to vote shares held for you on the proposal, but should have forwarded instructions to you regarding the manner in which you can direct your broker as to how you would like your shares to be voted. If you have not received these instructions or have questions about them, you should contact your broker directly.

Q.     WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

A.     Proxies that are signed and returned but do not contain instructions will be voted FOR the proposal in this proxy statement. Ordinary Shares present at the Special General Meeting by proxy where the shareholder properly withheld authority to vote on the matter will not be counted in determining whether such matter is approved by shareholders. Abstentions and broker non-votes will be treated as neither vote “for” nor “against” such matter, although they will be counted in determining if a quorum is present.

Q.     HOW MAY I ATTEND THE SPECIAL GENERAL MEETING?

A.     The Special General Meeting is open to all Lumenis’ shareholders. The Meeting will be held at 1221 Avenue of the Americas, 26th Floor, New York, NY 10020-1089, on October 1, 2003 at 9:00 a.m., local time.

Q.     MAY SHAREHOLDERS ASK QUESTIONS AT THE SPECIAL GENERAL MEETING?

A.     Yes. Members of the Lumenis’ Board of Directors and other Officers will answer shareholders’ questions regarding the Proposal at the Special General Meeting.

Q.     HOW MANY VOTES MUST BE PRESENT TO HOLD THE SPECIAL GENERAL MEETING?

A.     The Company’s Articles of Association provide that the presence in person or by proxy of two or more persons holding at least thirty-three and one-third percent (33-1/3%) of the issued and outstanding Ordinary Shares of the Company is necessary to constitute a quorum and to hold the Special General Meeting. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or any time and place as the Chairman of the meeting may determine with the consent of the holders of a majority of the voting power represented at the meeting voting on the question of adjournment. At such reconvened meeting, the required quorum consists of any two or more shareholders present in person or by proxy.

        On each matter submitted to shareholders for consideration at the Special General Meeting, only Ordinary Shares that are voted on such matter will be counted towards determining whether such matter is approved by shareholders. Ordinary Shares present at the Special General Meeting that are not voted on a particular matter or Ordinary Shares present by proxy where the shareholder properly withheld authority to vote on such matter (including broker non-votes) will not be counted in determining whether such matter is approved by shareholders. A broker non-vote occurs when a nominee holding Ordinary Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. On all matters considered at the Special General Meeting, abstentions and broker non-votes will be treated as neither a vote “for” nor “against” such matter, although they will be counted as present in determining if a quorum is present.

Q.     WHAT MAJORITY IS REQUIRED TO APPROVE THE PROPOSAL?

A.     Election of Outside Directors requires the vote of the holders of a majority of the Ordinary Shares present and voting on the proposal at the Special General Meeting in person or by proxy, provided that either: (i) such majority vote includes at least one-third of the votes of shareholders which are not Controlling Shareholders or their representatives, and are present in person or by proxy at the meeting; or (ii) the total number of shares voted against the election of an Outside Director by the shareholders which are not Controlling Shareholders or their representatives, does not represent more than one percent of the aggregate voting rights in the company.

        The term “Controlling Shareholder” includes any person having the ability to direct the activity of a company, other than an ability that solely derives from his or her position as an officer or director in such company. The Companies Law includes a presumption under which a person who holds 50% or more of the voting power in a company, or 50% or more of the power to elect such company’s directors or Chief Executive Officer, controls such company. In addition, for purposes of approving certain transactions, the definition of a Controlling Shareholder includes a shareholder (or two or more shareholders who have a personal interest in the transaction) that holds 25% or more of the voting rights in a public company if no other shareholder owns more than 50% of the voting rights in the company.

Q.     WHO WILL COUNT THE VOTES?

A.     A representative of MacKenzie Partners Inc. will count and tabulate the votes and act as the inspector of election.

LUMENIS LTD.

SPECIAL GENERAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

        This Proxy Statement is being furnished to holders of Ordinary Shares, par value NIS 0.10 (“Ordinary Shares”), of Lumenis Ltd., an Israeli corporation (“Lumenis” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Special General Meeting of shareholders of the Company to be held on October 1, 2003, at 9:00 a.m., at 1221 Avenue of the Americas, 26th Floor, New York, NY 10020-1089, and at any adjournment or adjournments thereof (the “Special General Meeting”). This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about September 2, 2003. There were approximately 36,942,439 Ordinary Shares outstanding at the close of business on August 27, 2003, the record date for the Special General Meeting, with each share entitled to one vote per share on each matter submitted to shareholders for consideration at the Special General Meeting.

      The Proxy

     Mr. Avner Raz, President and Chief Executive Officer of the Company, and Stephen B. Kaplitt, Executive Vice President, General Counsel and Secretary of the Company, have been nominated as proxies by the Board of Directors of the Company with respect to the matters to be voted upon at the Special General Meeting.

        All Ordinary Shares represented by properly executed proxies received prior to or at the Special General Meeting and not revoked prior to the Special General Meeting in accordance with the procedure therefore will be voted as specified in the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted in accordance with the recommendation of the Board of Directors contained in this Proxy Statement and, in the discretion of the persons named in the proxy, on such other matters as may properly come before the Special General Meeting.

        A shareholder may revoke his, her or its proxy by delivering to the Company, subsequent to receipt by the Company of his, her, or its proxy a written notice canceling the proxy or appointing a different proxy, prior to or at the Special General Meeting. A Shareholder’s proxy will also be revoked upon receipt by the Chairman of the Special General Meeting of written notice from such shareholder of the revocation of his, her or its proxy or by voting in person at the Special General Meeting.

      Shareholders Entitled to Vote

        Pursuant to the Israeli Companies Law, 1999 — 5759 (the “Companies Law”) and the Company’s Articles of Association, each shareholder of record in an Israeli public company, including a company whose shares are traded on an exchange located outside of Israel, is entitled to receive prior notice of a General Meeting at least twenty one days before the date of the meeting. The Company has set the close of business on August 27, 2003 as the record date for shareholders entitled to notice of, and to vote at, the Special General Meeting (the “Record Date”).

      Quorum; Required Vote

        The Company’s Articles of Association provide that the presence in person or by proxy of two or more persons holding at least thirty-three and one-third percent (33 1/3%) of the issued and outstanding Ordinary Shares of the Company is necessary to constitute a quorum and is necessary to hold the Special General Meeting. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or any time and place as the Chairman of the meeting may determine with the consent of the holders of a majority of the voting power represented at the meeting and voting on the question of adjournment. At such reconvened meeting, the required quorum consists of any two or more shareholders present in person or by proxy.

        The affirmative vote of the holders of a majority of the Ordinary Shares present and voting at the Special General Meeting in person or by proxy is required to approve the proposal specified in this Proxy Statement, provided that either: (i) such majority vote includes at least one-third of the votes of shareholders which are not Controlling Shareholders (as such term is defined below) or their representatives, and are present in person or by proxy at the meeting; or (ii) the total number of shares voted against the election of an Outside Director by the shareholders which are not Controlling Shareholders or their representatives, does not represent more than one percent of the aggregate voting rights in the Company.

        On each matter submitted to shareholders for consideration at the Special General Meeting, only Ordinary Shares that are voted on such matter will be counted towards determining whether such matter is approved by shareholders. Ordinary Shares present at the Special General Meeting that are not voted on a particular matter or Ordinary Shares present by proxy where the shareholder properly withheld authority to vote on such matter (including broker non-votes) will not be counted in determining whether such matter is approved by shareholders. Shareholders will not be allowed to cumulate their votes.

        A broker non-vote occurs when a nominee holding Ordinary Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. On all matters considered at the Special General Meeting, abstentions and broker non-votes will be treated as neither a vote “for” nor “against” the matter, although they will be counted as present in determining if a quorum is present.

        The shareholders of the Company are not entitled to rights of appraisal or similar dissenters rights with respect to any matter to be acted upon at the Special General Meeting.

      Proxy Solicitation

        The Company will bear the costs of solicitation of proxies for the Special General Meeting. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from shareholders by telegram, electronic mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Ordinary Shares held of record by them, and such custodians will be reimbursed for their reasonable expenses. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $4,000 plus reimbursement of certain out-of-pocket expenses.

      Shareholder Duties

        Under the Companies Law, a shareholder of a company has a general duty to act in good faith towards the company and towards the company’s other shareholders and to refrain from abusing his, her or its power in the company. This duty extends also to voting in the General Meeting of shareholders on the following matters: any amendment to the articles of association; an increase of the Company’s authorized share capital; a merger; and approval of some of the acts and transactions which require shareholder approval under the Companies Law. In addition, a shareholder has the general duty to refrain from depriving other shareholders of their rights. Furthermore, any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder that is empowered by the articles of association to appoint an office holder in the Company, is under a duty to act in fairness towards the Company. The Companies Law does not describe the substance of these duties.

PROPOSAL 1 – ELECTION OF OUTSIDE DIRECTORS

        Under the Israeli Companies Law, the Company is required to have two directors who meet the independence and other criteria established by that law. An “Outside Director” is defined under the Israeli Companies Law as an individual who at the time of, and two years prior to, appointment (and his or her relatives, partners, employers or corporate entities controlled by such person), had and continues to have no potential conflict of interest with the Company. Outside Directors are required to serve on the Company’s audit committee formed under the Israeli Companies Law, whose approval is required to effect specified actions and transactions with office holders and others. The Company’s audit committee may not approve such actions or transactions unless at the time of approval the two Outside Directors are serving as members thereof and at least one of them is present at the audit committee meeting at which the approval is granted.

        Each Outside Director serves for a three-year term that may be extended for one additional three-year term or until his or her term of office has been terminated in accordance with the Israeli Companies Law. Moreover, the Companies Law requires that where all members of the board of directors of a public company are of one gender, at least one Outside Director be of the other gender.

        At the 2003 Annual General Meeting two nominees were elected to serve as members of Lumenis’ Board of Directors in the position of Outside Directors: Prof. Bolselaw Goldman and Mrs. Leslie Eichner. However, Prof. Bolselaw and Mrs. Eichner had to resign from their position as Outside Directors, as described below.

        Subsequent to Prof. Goldman’s election as an Outside Director, he was requested by the Israeli Health Ministry to extend the terms of his position as the Director of the Chaim Sheba Medical Center, Tel-Hashomer, in Israel from which he had been planning to retire. As a result, Prof. Goldman is precluded from service in any other position. As to Mrs. Eichner, it was determined, immediately subsequent to the 2003 Annual Meeting, that she did not comply with the requirements to serve as Outside Director under the Israeli Companies Law due to a technical reason. Mrs. Eichner will continue to serve as a regular director on Lumenis’ Board of Directors.

        Election of Outside Directors requires the affirmative vote of the holders of a majority of the Ordinary Shares present and voting on the proposal at the Special General Meeting in person or by proxy, provided that either: (i) such majority vote includes at least one-third of the votes of shareholders which are not Controlling Shareholders or their representatives, and are present in person or by proxy at the meeting; or (ii) the total number of shares voted against the election of an Outside Director by the shareholders which are not Controlling Shareholders or their representatives, does not represent more than one percent of the aggregate voting rights in the Company.

        The term “Controlling Shareholder” includes any person having the ability to direct the activity of a company, other than an ability that solely derives from his or her position as an officer or director in such company. The Companies Law includes a presumption under which a person who holds 50% or more of the voting power in a company, or 50% or more of the power to elect such company’s directors or Chief Executive Officer, controls such company. In addition, for purposes of approving certain transactions, the definition of a Controlling Shareholder includes a shareholder (or two or more shareholders who have a personal interest in the transaction) that holds 25% or more of the voting rights in a public company if no other shareholder owns more than 50% of the voting rights in the company.

        The Board of Directors of the Company deems it advisable and in the best interest of the Company for the Shareholders to elect the following proposed nominees as Outside Directors:

Nominees for Election as an Outside Director	Business Experience
Alexander Yuhjtman	Mr. Yuhjtman, age 68, currently serves as a Director of Isal Investments (an investment company in the field of software applications and other computer technologies) in Israel. He served with Bank Hapoalim from 1969-2000 in senior executive positions in international, capital market and logistics areas in Israel, North America and South America, including positions as Deputy Chief Executive Officer and member of the Board of Management.

Dr. Shlomo Segev	Dr. Segev, age 57, has been a Medical Director of the Institute of Medical Screening, Sheba Medical Center, Tel-Hashomer Hospital, Tel-Aviv, Israel since 1985. He has been Medical and Research Director in Neopharm Pharmacological Company since 1991 and was Medical Advisor and Representative for international companies in Israel. He has been an active member of the Israeli Medical Association since 1975. Dr. Segev specializes in infectious diseases and internal medicine and graduated from Universite’ Libre de Bruxel, Tel-Aviv University and McGill University Medical school.

        The Shareholders are being asked to elect the Outside Director nominees listed above for a three-year term until the 2006 Annual General Meeting. The Board of Directors recommends a vote FOR the proposal to elect each of the above-named nominees as Outside Directors.

        The two new Outside Directors will serve as members of the Company’s Board of Directors, which currently consists of the following members, whose terms continue until the 2004 Annual General Meeting of shareholders: Prof. Jacob A. Frenkel (Chairman), Mr. Arie Genger (Vice Chairman), Mr. Avner Raz, Dr. Darrell S. Rigel, Mr. Sash A. Spencer, Mrs. Leslie Eichner and Mr. Robert A. Mintz.

Members of Board of Directors Whose Terms continue Until the 2004 Annual General Meeting of Shareholders	Business Experience
Professor Jacob A. Frenkel	Prof. Frenkel, age 60, joined the Board of Directors of the Company on January 25, 2000, and was elected Chairman of the Board. Professor Frenkel is the Chairman of Merrill Lynch International Inc. and Chairman of Merrill Lynch’s Sovereign Advisory Group and Global Financial Institutions Group. He is also the Chairman and CEO of the Group of Thirty (G-30). Previously, he served as Governor of the Bank of Israel from 1991 through 2000. During his tenure as Governor, he led the liberalization of the Israeli financial system, removed foreign exchange controls, and reduced Israel’s inflation rate to a level prevailing in the major industrial countries. Prior to becoming the Governor of the Bank of Israel, he served from 1987 through 1991 as the Economic Counselor and Director of Research at the International Monetary Fund, and also held the David Rockefeller Chair of International Economics at the University of Chicago, where he served on the faculty from 1973 to 1987. In 1994, he was named the Weisfeld Professor of Economics of Peace and International Relations at Tel Aviv University.

Arie Genger	Mr. Genger, age 58, joined the Board of Directors of the Company on July 16, 2001 and was elected Vice Chairman of the Board. From January 2003 to June 2003 Mr. Genger was Chief Executive Officer of the Company. In 1985, Mr. Genger founded Trans-Resources Inc. ("TRI"), of which he has been BR> Chairman of the Board of Directors and Chief Executive Officer since 1986. TRI is a privately owned specialty chemical company.

Avner Raz	Mr. Raz, age 59, joined the Board of Directors of the Company on April 28, 2003, and was Chief Executive Officer of the Company since June 20, 2003. He has been President and Chief Executive Officer of Elisra Electronic Systems Ltd. from 1994 to 2003. Mr. Raz has a B.S. degree in Electronic Engineering from the Technion, Israel Institute of Technology and an M.S. degree in Engineering Systems and Economics from Stanford University.

Members of Board of Directors Whose Terms continue Until the 2004 Annual General Meeting of Shareholders	Business Experience
Dr. Darrell S. Rigel	Dr. Rigel, age 53, joined the Board of Directors of the Company on June 23, 1999. He has been a faculty member at New York University Medical School (“NYU”) since 1979, is currently a physician and Clinical Professor of Dermatology at NYU, and is also an Adjunct Professor of Dermatology at Mt. Sinai School of Medicine in New York City. Dr. Rigel is a former president of the American Academy of Dermatology. In 1996, Professor Rigel founded and assumed the Presidency of Interactive Horizons, Inc., a privately held company in the interactive computer systems industry. Dr. Rigel graduated from Massachusetts Institute of Technology with a BS and an MS in Management Information Sciences and received his MD from the George Washington University School of Medicine.

Sash A. Spencer	Mr. Spencer, age 72, joined the Board of Directors of the Company on June 23, 1999. He is the founder, Chief Executive Officer and principal owner of Holding Capital Group, LLC, a private LBO, MBO, venture capital and investment firm founded by Mr. Spencer in 1976. Mr. Spencer also serves as a member of the Board of Directors of TRI.

Mrs. Leslie Eichner	Mrs. Eichner, age 55, serves as the President of the Manhattan Club, which is the largest urban timeshare development in the world. Previously, Mrs. Eichner served as President of Alexsey Consulting, a firm specializing in consulting to senior management, as well as President of the Alley Corporation, which is a real estate management firm. Mrs. Eichner also previously served as Vice President of Chase Manhattan Bank, and was responsible for senior human resources.

Robert A. Mintz	Mr. Mintz, age 52, joined the Board of Directors of the Company in May, 2003. Mr. Mintz serves as the General Manager of Carr-Gottstein Properties, a real estate company engaged, among other things, in asset acquisitions and sales, secured and unsecured borrowing, financial and management accounting and leasing supervision. Between 1973-1977 Mr. Mintz was an attorney at Burr, Pease & Kurtz, handling appellate civil cases in areas including contract, anti-trust and tort. Mr. Mintz holds an MBA from Stanford Graduate School of Business.

        Carr-Gottstein Properties, of which Mr. Mintz is General Manager, is an affiliate of Mr. Barnard Gottstein, who beneficially owns 6.2% of the Ordinary Shares (see “Security Ownership of Certain Beneficial Owners and Management”). Mr. Mintz was initially proposed as a nominee for election at the 2003 Annual General Meeting of shareholders by Mr. Gottstein, as disclosed in a Schedule 13D Amendment filed by Mr. Gottstein on April 18, 2003, and was subsequently nominated by the Board of Directors for election as a director and elected at the 2003 Annual General Meeting.

        In March 2002, Cedar Chemical Corporation and Vicksburg Chemical Company, related privately held corporations, which were indirectly majority owned by Mr. Arie Genger, filed voluntary petitions for reorganization in the U.S. Bankruptcy Court for the Southern District of New York (Case Nos. 02-11039 and 02-11040 (SMB)). Mr. Genger is the father of Sagi Genger, the Company’s former Chief Operating Officer.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

        The management of the business of the Company is vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not required by law or otherwise to be exercised by the shareholders. The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees, each consisting of one or more directors (except the Audit Committee, which must consist of at least three directors, and include all of the Outside Directors), and it may, from time to time, revoke such delegation or alter the composition of any such committees. Unless otherwise expressly provided by the Board, such committees shall not be empowered to further delegate such powers.

        Under the Companies Law, a board of directors of a public company must hold at least one meeting every three months. During the 2002 fiscal year, the Board of Directors held nine meetings. During the 2002 fiscal year each of the incumbent directors immediately prior to the 2003 Annual General Meeting attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period that such director was in office), and (ii) the total number of meetings of all committees of the Board of which such director was a member (held during the period that such director was in office), except for Mr. Aaron Dovrat.

      Committees of the Board of Directors

        The Board of Directors of the Company currently has an Audit Committee. During 2002, the Company did not have, and currently does not have, a compensation committee or nominating committee.

      Audit Committee

        Under the Companies Law, the board of directors of a public company, including a company whose shares are traded on a stock exchange abroad, must appoint an audit committee, comprised of at least three independent directors and all Outside Directors but excluding: the chairman of the board of directors; the general manager; the chief executive officer; any controlling shareholder or a relative thereof; and any director employed by the Company or who provides services to the Company on a regular basis. The purpose of the audit committee is to provide assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company, in consultation with management, the internal auditor and the Company’s independent accountants.

        The approval of the Audit Committee is required to effect specified actions and transactions with office holders, Controlling Shareholders (for description of a Controlling Shareholder – See Proposal 1 – “Election of Outside Directors”) and interested parties. An interested party is defined in the Companies Law as a 5% or greater shareholder, any person or entity who has the right to designate one director or more or the general manager of the company or any person who serves as a director or as a general manager. Under current NASDAQ rules, the Company is required to have an audit committee consisting of at least three members comprised solely of independent directors. The responsibilities of the audit committee under NASDAQ rules include, among other things, evaluating the independence of the Company’s outside auditors.

        The Company’s Audit Committee currently consists of the following 3 directors, all of whom qualify as independent directors in compliance with the NASDAQ rules: Mr. S.A. Spencer (Chairman); Mr. Robert Mintz and Mrs. Leslie Eichner. During the 2002 fiscal year, the Audit Committee held five meetings.

      Fiduciary Duties of Office Holders

        The Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company, including directors and executive officers. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care includes a duty to use reasonable means to obtain information on the appropriateness of a given action brought for the office holder’s approval or performed by the office holder by virtue of the office holder’s position, and all other important information pertaining to such actions. The duty of loyalty of an office holder includes a duty to: refrain from any conflict of interest between the performance of the office holder’s duties in the company and his personal affairs; refrain from any activity that is competitive with the company; refrain from exploiting any business opportunity of the company to receive a personal gain for the office holder or others; and disclose to the company any information or documents relating to a company’s affairs which the office holder has received due to his or her position as an office holder. Each of the directors and executive officers of the Company is an office holder.

      Disclosure of Personal Interests of an Office Holder

        The Companies Law requires that an office holder of a company promptly disclose to the company any personal interest that the office holder may have and all related material information known to the office holder, in connection with any existing or proposed transaction by the company. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by: the office holder’s spouse, siblings, parents, grandparents, descendants, spouse’s descendants and the spouses of any of these people; or any corporation in which the office holder is a 5% or greater shareholder, director or general manager or in which the office holder has the right to appoint at least one director or the general manager. Under the Companies Law, an extraordinary transaction is a transaction: other than in the ordinary course of business; otherwise than on market terms; or that is likely to have a material impact of the company’s profitability, assets or liabilities. Under the Companies Law, once an office holder complies with the above disclosure requirement, the board of directors may approve a transaction between the company and an office holder, or a third party in which an office holder has a personal interest, unless the articles of association provide otherwise. A transaction that is adverse to the company’s interest may not be approved. If the transaction is an extraordinary transaction, both the audit committee and the board of directors must approve the transaction. Under specific circumstances, shareholder approval may also be required. An office holder who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee, may not be present when this matter is considered or vote on this matter.

      Disclosure of Personal Interests of Controlling Shareholders

        Under the Companies Law, the disclosure requirements which apply to an office holder also apply to a controlling shareholder of a public company. The Companies Law defines “control” as the ability to direct the activity of a corporation, except for ability that is solely derived from an officer’s or director’s position in such company. The Companies Law includes a presumption under which a person who holds 50% or more of the voting power in a company, or 50% or more of the power to elect such company’s directors or Chief Executive Officer, controls such company. In addition, for purposes of approving certain transactions the definition of a controlling shareholder includes a shareholder, or two or more shareholders who have a personal interest in the transaction, that holds 25% or more of the voting rights in a public company if no other shareholder owns more than 50% of the voting rights in the company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of compensation of a controlling shareholder who is an office holder, require the approval of the audit committee, the board of directors and the shareholders of the company. The shareholder approval should include a majority of the voting power present and voting at the meeting, provided that either (i) such majority vote includes at least one-third of the votes of shareholders who have no personal interest in the transaction and are present at the meeting; or (ii) the total number of shares voted against the transaction by shareholders who have no personal interest in the transaction does not represent more than one percent of the aggregate voting rights in the company.

INDEPENDENT AUDITORS FOR FISCAL YEAR 2003

        At the 2003 Annual General shareholders meeting the shareholders approved the appointment of Bright man Alma or & Co. (“Bright man”), a member firm of Deloitte Touché Thomas, as its independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2003.

        The following table sets forth the fees for professional services rendered by Deloitte Touché Thomas, including its member firm Bright man, for the audit of the Company’s financial statements for the year ended December 31, 2002, and the fees billed by them for other services rendered during 2002.

Audit Fees	$601,000
Financial Information Systems Design and
Implementation Fees	-
All Other Fees*	$413,000

*Includes $290,000 for tax-related services and $123,000 for special services relating to the Securities and Exchange Commission investigation of the Company.

        The Audit Committee has considered whether the provision of the above non-audit services by Brightman is compatible with maintaining Brightman’s independence and has approved such services.

        It is anticipated that representatives of Brightman will not be present at the Special General Meeting.

      Audit Committee Report

        The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s 2002 Annual Report with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

        The Audit Committee received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and it considered the compatibility of non-audit services provided by the independent auditors with the auditors’ independence. The Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company.

        The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s system of internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

The Audit Committee (at the date this Report was prepared)
Mr. S.A. Spencer (Chairman)
Mr. Philip Friedman
Mr. Mark Tabak
Mr. Aharon Dovrat
Dr. Darrell S. Rigel, M.D.

Executive Officers of the Registrant

        The following individuals are the executive officers and key management of the Company:

Name	Position and Business Experience

Avner Raz	Please see “Members of Board of Directors Whose Terms continue Until the 2004 Annual General Meeting of Shareholders”.

Kevin R. Morano	Mr. Morano, age 50, has been Executive Vice President and Chief Financial Officer since March 2002. Prior to joining the Company, Mr. Morano served as Executive Vice President and Chief Financial Officer at Exide Technologies from May 2000 through October 2001. Prior to that, Mr. Morano was employed for 21 years at ASARCO Incorporated, a global copper mining, specialty chemicals and aggregates producer. At ASARCO, Mr. Morano held several leadership positions including serving as President and Chief Operating Officer in 1999 and as Chief Financial Officer from 1993 to 1999. Mr. Morano serves as an outside director on the board of directors of APEX Silver Mines Ltd., Datawatch Corporation and Bear Creek Mining Co. Mr. Morano received a BS in Finance from Drexel University in 1977 and received an MBA from Rider University in 1983.

Name	Position and Business Experience

Hai Ben-Israel	Mr. Ben Israel, age 51, was appointed Executive Vice President for Planning and Resources in July 2003. Prior to joining the Company, Mr. Ben Israel served as President and CEO of Tadiran Electronic Systems, an Israeli defense company from 2000 to 2003. Prior to this, Mr. Ben Israel served as the Head of the Logistics Center in the Israeli Air Force, and is a retired Colonel. Mr. Ben Israel holds an Industrial Engineering Degree from Hanegev University and an MBA from Bar Ilan University, both in Israel.

Shlomo Alkalay	Mr. Alkalay, age 46, has been Executive Vice President and Chief Information Officer (CIO) since May 2002. Prior to joining the Company, Mr. Alkalay served from January 2000 as Executive Vice President of Information Technology (IT) and Business Development in Layam Ltd. (a subsidiary of Zim Israel Navigation Co. Ltd.). From 1976 to 1999 Mr. Alkalay served as a Naval Commander in the Israeli Navy and filled many tasks in the IT and logistics fields. Mr. Alkalay holds a B.Sc. degree with honors in Industrial Engineering from the Technion, Haifa and received his Masters in Business Administration from Haifa University.

Yossi Gal	Mr. Gal, age 48, Executive Vice President of Human Resources, joined the Company in July 2000. Prior to joining the Company, Mr. Gal served as Vice President of Human Resources and MIS in GE Medical Systems Israel from 1997 to 2000. Previously, Mr. Gal worked with Elscint Ltd. for 16 years in a number of managerial positions, which included Human Resources, Planning and Control, Director of Elscint’s Manufacturing Division and Corporate Manager of Staffing and Overseas Personnel. Mr. Gal has a B.A. in Sociology and Political Science from Haifa University and an MSc. in Management & Behavioral Science from the Technion.

Wade Hampton	Mr. Hampton, age 48, was appointed Executive Vice President of the Medical Business Unit, effective March 2003. Prior to joining the Company, Mr. Hampton served as Vice President, International at Natus Medical. From September 1999 to October 2001, Mr. Hampton served as Vice President, International of the Coherent Medical Group ("CMG")of Coherent Inc.. From July 1997 to August 1999, Mr. Hampton served in various senior management positions with Andros, Inc., a medical products original equipment manufacturer, most recently as president of the medical products division. From October 1994 to July 1997, Mr. Hampton held various positions with SpaceLabs Medical, a supplier of patient monitoring equipment and clinical information systems, most recently as an area director of sales in Latin America. Mr. Hampton holds a Bachelor of Science degree in Business Administration from the University of Florida.

Name	Position and Business Experience

Moshe Grencel	Mr. Grencel, age 49, Executive Vice President of Operations, joined the Company in January 2001. Prior to joining Lumenis, Mr. Grencel served as General Manager of Elscint Industrial Solutions, a spin-off from Elscint Ltd., from 1998 to 2001. From 1994 to 1998, Mr. Grencel served as Vice President of Operations in Elscint and Manager of the Operations Division. Mr. Grencel also served in other capacities in Engineering, Operations, Sales and Service support. Mr. Grencel has a B.Sc. degree in Industrial Engineering from the Technion.

Zhai Qiying	Mr. Qiying, age 38, Executive Vice President responsible for operations in China and for Asia/Pacific distributors, joined Lumenis as part of the Company’s acquisition of CMG in April 2001. In 1992, Mr. Qiying started the Coherent operation in China and has managed it through the Company acquisition of CMG. He continues to oversee Lumenis’ China operations and Asian markets other than Japan.

Stephen B. Kaplitt	Mr. Kaplitt, age 36, has been Executive Vice President and General Counsel since November 2001. Prior to joining Lumenis he was a senior associate at Becker, Glynn, Melamed & Muffly LLP, a boutique international law firm in New York. While at Becker, Glynn he was seconded to the International Finance Corporation in Washington, DC, for two years. Before that he was an associate at Cadwalader, Wickersham & Taft in New York. He received his B.A. with honors from Dartmouth College and his JD cum laude from the Georgetown University Law Center.

Franz Krammer	Mr. Krammer, age 47, Executive Vice President - European Operations, joined the company in May 2002. Mr. Krammer previously served in numerous top management positions for General Electric, including General Manager and Regional Executive, Central Europe, GE Capital Services and General Manager, GE Medical Systems, Central Europe. For Picker International Europe (later Marconi Medical Systems Europe), Mr. Krammer served as VP Marketing, European Operations and VP, European Operations.

Sharon Levita	Ms. Levita, age 35, has been Executive Vice President, Finance since October 2001. Ms. Levita has served as senior manager at Lumenis since November 1999. Prior to joining the company, she served for five years as head of the Israeli Desk at KPMG, Hungary and before that for four years at Luboshitz Kasierer, a member firm of Arthur Andersen, in Israel. Ms. Levita holds an M.BA. in Finance Management from Bar-Ilan University, a B.A. in Accounting & Economics from Haifa University, and a license as a CPA in Israel.

Name	Position and Business Experience

Alon Maor	Mr. Maor, age 41, has been Executive Vice President, Aesthetic Business Unit since July 2001. Prior thereto, Mr. Maor served as Chief Executive Officer of Asia Pacific Operations from January 2000. Mr. Maor joined the Company in January 1999 as the President and Representative Director of Lumenis Japan, in which position he served until January 2000. Prior to joining the Company, Mr. Maor was the President and Representative Director of Direx Japan, a subsidiary of Direx Medical Systems.

Nina Peled	Ms. Peled, age 55, has been Executive Vice President of Regulatory Affairs and Quality Assurance since May 2002. Prior to joining Lumenis, Ms. Peled served as vice president of scientific affairs at Amira Medical from 1998 to 2002 and vice president of regulatory affairs at Cygnus, Inc. from 1997 to 1998. Previously she held various leading positions in the areas of Regulatory Affairs, Quality Assurance, Clinical Research, Research and Development and Business Development at i-STAT Corporation and for sixteen years at Boehringer Mannheim Corporation. Earlier in her career she served as assistant professor of chemistry at Rice University in Houston. Nina holds a B.Sc., M.Sc. and Ph.D. from the Hebrew University in Jerusalem and an Executive MBA from the University of Houston.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of the Company’s Ordinary Shares as of August 22, 2003 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Ordinary Shares, (ii) all directors and nominees of the Company, (iii) the Chief Executive Officer and the four next highest paid executive officers of the Company for the year ended December 31, 2002 (the “Named Officers”), and (iv) all directors and executive officers as a group. The Company had approximately 36,942,439 Ordinary Shares outstanding as of the close of business on August 22, 2003.

        Beneficial ownership of shares is determined under rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. The table below includes the number of shares underlying options that are exercisable within 60 days after August 22, 2003. Ordinary Shares subject to these options are deemed to be outstanding for the purpose of computing the ownership percentage of the person holding these options, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

Beneficial Owner	Shares Owned	Options Exercisable within 60 Days(a)	Total Beneficial Ownership	Percentage Ownership
Capital Research & Management	4,221,140	0	4,221,140	11.4%
Company (1)
Hermes Investment Management	2,950,200	0	2,950,200	8.0
Ltd. (2)
Arie Genger(3)	1,027,105	1,400,000	2,427,105	6.6
SMALLCAP World Fund, Inc.(1)	2,089,725	0	2,089,725	6.1
BT Pension Scheme(2)	2,125,000	0	2,125,000	5.7
Barnard Gottstein(4)	2,272,134	0	2,272,134	6.2
Jacob A Frenkel	22,500	858,500	881,000	2.4
Dr. Shlomo Segev	0	0	0	0
Alexander Yuhjtman	0	0	0	0
Avner Raz	5,000	0	5,000	*
Leslie Eichner	0	10,000	10,000	0
Robert A. Mintz	48,288	10,000	58,288	*
Darrell S. Rigel	15,000	120,000	135,000	*
Sash A. Spencer	54,000	109,000	163,000	*
Yacha Sutton	137,600	441,334	578,934	1.6
Sagi Genger	268,000	398,667	666,667	1.8
Kevin Morano	120,000	33,333	153,333	*
Alon Maor	10,000	16,667	26,667	*
Robert Grant	0	30,000	30,000	*
All directors and executive officers as	1,310,893	2,621,101	3,931,994	10.6
a group(21)

(a)     As of August 22, 2003 all options were out of the money.

*        Less than 1%

(1)	Includes 2,270,000 shares also beneficially owned by SMALLCAP World Fund, Inc. (“World”). The address of each of Capital Research and Management Company (“Capital”) and World is 333 South Hope Street, Los Angeles, California 90071. The joint Schedule 13G submitted by these entities indicates that Capital is a registered investment adviser which is deemed to beneficially own its shares as a result of acting as an investment adviser to various registered investment companies, including World, which has sole voting power over 2,270,000 Ordinary shares.

(2)	The address of Hermes Investment Management Ltd. (“Hermes”) and BT Pension Scheme (“BT”) is Lloyds Chambers, 1 Portsoken Street, London E1 8HZ. The Schedule 13G submitted indicates that Hermes shares the power to sell or vote the 2,089,725 Ordinary Shares owned by BT and 860,475 Ordinary Shares owned by Royal Mail Pension Plan.

(3)	The address of Mr. Arie Genger is 375 Park Avenue, New York, New York 10152. The 1,027,105 shares include (a) 199,225 shares held directly by Mr. Genger, (b) 822,647 shares held by corporations directly or indirectly controlled by Mr. Genger, which controlled corporations might be deemed to share voting and investment power with Mr. Genger as to these shares, and (c) 5,233 shares beneficially owned by Mr. Genger’s spouse, as to which Mr. Genger disclaims beneficial ownership. The 1,400,000 options include 250,000 options as to which Mr. Genger has transferred the economic interest to a third party.

(4)	The address of Mr. Gottstein is 550 West 7th Avenue, Suite 1540, Anchorage, Alaska 99501.

      Section 16(a) Beneficial Ownership Reporting Compliance

        In 1999, the Company ceased to qualify as a “foreign private issuer” as defined in the Securities Exchange Act of 1934 (the “Exchange Act”) and became subject to the reporting requirements of Section 16(a) of the Exchange Act. Section 16(a) requires that the Company’s directors and executive officers, and holders of more than 10% of the Company’s outstanding Ordinary Shares, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Ordinary Shares. The Company believes that during the fiscal year ended December 31, 2002, its directors, executive officers, and holders of more than 10% of its Ordinary Shares complied with the filing requirements of Section 16(a), except for the late filings described below. In making this statement, the Company has relied solely on a review of copies of reports filed under Section 16(a) furnished to the Company and on the written representations of its directors and executive officers. Messrs. Moshe Grencel, Sagi Genger, Robert Grant and Zehev Tadmor were each late in 2002 in filing their Form 5.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning total compensation earned by the Named Officers during the fiscal years indicated for services rendered to the Company and its subsidiaries.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options/SARs Granted (#)	All Other Compensation ($)
Yacha Sutton*	2002	300,000	--	40,500(2)	100,000	77,058(3)
Chief Executive	2001	280,000	750,000	39,000(2)	550,000	359,134(3)
Officer	2000	240,000	--	36,000(2)	400,000	350,355(3)

Sagi Genger*	2002	250,016	--	48,586(4)	150,000	--
Executive Vice President,	2001	211,796	500,000	21,471(4)	440,000	9,609(5)
Chief Operating Officer	2000	120,000	--	9,294(4)	100,000	17,873(5)

Kevin Morano*	2002	198,073	--	--	300,000	--
Executive Vice President,
Chief Financial Officer

Alon Maor	2002	200,013	--	135,430(6)	100,000	--
Executive Vice President	2001	210,459	90,000	306,122(6)	155,000	--
Aesthetic Business Unit	2000	322,122	--	415,384(6)	--	--

Robert Grant*	2002	189,936	71,200	36,946(7)	100,000	--
Executive Vice President	2001	96,435	100,043	50,768(7)	90,000	--
Medical Business Unit

*	Mr. Sutton’s employment agreement expired on December 31, 2002, Mr. Grant left the Company on March 4, 2003, Mr. Genger left the Company effective June 30, 2003, and Mr. Morano joined the Company on March 3, 2002.

(1)	For certain Named Officers, does not include perquisites or other personal benefits, securities or property, the aggregate value of which does not exceed the lesser of $50,000 or 10% of the Named Officer’s salary and bonus.

(2)	Includes $18,000 for housing rent for 2002, 2001 and 2000 and $22,500, $21,000 and $18,000 for payments made in respect of an Advance Study Fund for 2002, 2001 and 2000.

(3)	Includes $26,563, $318,750 and $318,750 incurred pursuant to a non-competition agreement between Yacha Sutton and the Company in connection with the Company’s acquisition of Laser Industries Ltd., of which Mr. Sutton had been President and Chief Operating Officer, for 2002, 2001 and 2000, respectively, and $50,495, $40,384 and $31,605 for Management Fund and severance compensation for 2002, 2001 and 2000, respectively.

(4)	Includes $33,071 and $16,579 related to the costs associated with the guarantee provided by the Company for Mr. Genger’s indebtedness which he incurred in connection with certain relocation expenses (see “Agreements with Mr. Sagi Genger”) for 2002 and 2001, respectively, and $15,515 for car allowance for 2002 and $4,892 and $9,294 for payments made in respect of an Advance Study Fund for 2001 and 2000, respectively.

(5)	Includes $9,609 and $17,873 for Management Fund and severance compensation for 2001 and 2000, respectively.

(6)	Includes $38,200 for reimbursement for children’s education expenses in 2002, and $97,230, $54,323 and $111,111 for reimbursement relating to housing rent for 2002, 2001 and 2000, respectively. In addition, includes payments for sales commission of $170,090 and $257,977 for 2001 and 2000, respectively, and $12,500 for 2001 as reimbursement of relocation expenses.

(7)	Includes $20,312 and $38,768 for tax equalization payments in 2002 and 2001, respectively, $16,634 for redemption of unused vacation days for 2002 and $12,000 reimbursement of rent expenses for 2001.

         Option/SAR Grants in Last Fiscal Year.

        The following table provides information on options granted to the Named Officers during the last fiscal year pursuant to the Company’s option plans.

        The table also shows, among other data, hypothetical potential gains from options granted in 2002. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of Ordinary Shares from a starting price equal to the exercise price, over the life of the options granted in fiscal year 2002. The assumed rates of growth were selected by the SEC for illustrative purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company’s future performance and prospects. No SARs were granted during the last fiscal year and no SARs are currently outstanding.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants						Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/sh)		Expiration Date	5% ($)	10% ($)
Yacha Sutton	100,000	(1)(3)(4)	3.89%	4.00		8/4/2007	110,513	244,204
Sagi Genger	100,000	(1)(3)	3.89%	4.00		8/4/2007	110,513	244,204
	50,000	(2)(5)(6)	1.95%	9.09	(6)	2/27/2012	285,833	724,356
Kevin Morano	100,000	(1)(3)	3.89%	4.00		8/4/2007	110,513	244,204
	200,000	(2)(7)	7.78%	7.86	(7)	4/3/2012	988,622	2,505,363
Alon Maor	50,000	(1)(3)	1.95%	4.00		8/4/2007	55,256	122,102
Robert Grant	50,000	(1)(3)(4)	1.95%	4.00		8/4/2007	55,256	122,102

(1)	Options have a term of five years from respective grant dates.

(2)	Options have a term of 10 years from respective grant dates.

(3)	These options vest in three equal annual installments on August 4, 2003, 2004 and 2005, but in the case of Mr. Genger, vesting was subsequently accelerated pursuant to his Separation Agreement described below.

(4)	Because employment terminated before these options vested, these options have terminated.

(5)	These options vest in three equal annual installments on February 27, 2003, 2004 and 2005.

(6)	Pursuant to an option exchange program, on May 12, 2003 Mr. Genger was granted 16,667 options in exchange for the options shown in the table. The new options have an exercise price of $1.77 and (after giving effect to Mr. Genger’s Separation Agreement) expire on May 12, 2008.

(7)	Pursuant to an option exchange program, on May 12, 2003 Mr. Morano was granted 66,667 options in exchange for the options shown in the table. The new options have an exercise price of $1.77, vest over a 24 month period and expire on May 12, 2011.

      Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table summarizes for each of the Named Officers option exercises during the 2002 fiscal year, including the aggregate value of gains on the date of exercise, the total number of unexercised options for Ordinary Shares, if any, held at December 31, 2002 and the aggregate number and dollar value of unexercised in-the-money options for Ordinary Shares, if any, held at December 31, 2002. The value of unexercised in-the-money options at fiscal year-end is the difference between the exercise or base price of such options and the fair market value of the underlying Ordinary Shares on December 31, 2002, which was $2.00 per share. Actual gains, if any, upon exercise will depend on the value of Ordinary Shares on the date of any exercise of options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)(1)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Yacha Sutton	----	---	341,000	484,000	---	---
Sagi Genger	----	---	33,000	457,000	---	---
Kevin Morano	----	---	---	300,000	---	---
Alon Maor	----	---	39,999	165,001	---	---
Robert Grant	----	---	30,000	145,000	---	---

(1)     The closing price of the Ordinary Shares on December 31, 2002 was $2.00 per share.

        As a result of an option exchange offer completed during May 2003 (and in the case of Mr. Genger, an acceleration of the exercisability of his options as of June 30, 2003) most of Messrs. Genger’s, Morano’s and Maor’s Fiscal Year End Option holdings were exchanged for the following options, with the new options received pursuant to the exchange offer having an exercise price of $1.77 and (except in the case of Mr. Genger) not yet exercisable, resulting in the following adjusted holdings for options which were held at year end:

	Number of Securities Underlying Unexercised Options		Number of Options From Preceding Column which have a $1.77 Exercise Price
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Sagi Genger	118,667		118,667
Kevin Morano		66,667		66,667
Alon Maor		47,083		47,083

   Director’s Compensation

        At the 2002 and 2003 Annual Meetings of Shareholders, the shareholders approved for each director (other than the Chairman and Vice-Chairman), a cash retainer fee for participation in meetings of the Board of Directors or any committee of $2,500 per calendar quarter. Directors are not entitled to receive any additional per-meeting fee, but will be reimbursed for their reasonable travel and accommodation expenses. In addition, the shareholders approved a future annual option grant of 10,000 options to each director and 50,000 options to each of the Chairman and Vice Chairman of the Board. The Chairman of the Board of Directors, Prof. Frenkel, and the Vice Chairman of the Board of Directors, Mr. Arie Genger, are each entitled to an advisory fee of up to $120,000 per year. Shareholder approval for the compensation terms of the Company’s directors is sought annually.

      Employment Agreements, Termination Provisions and Change in Control Provisions

Employment Agreement with Mr. Yacha Sutton

        Effective January 1, 2000, the Company entered into an employment agreement with Mr. Yacha Sutton (the “Sutton Agreement”), pursuant to which Mr. Sutton was employed by the Company in the position of Chief Executive Officer. In April 2001, the Board approved an increase in Mr. Sutton’s annual base salary to $300,000. The Sutton Agreement expired on December 31, 2002.

        Under the Sutton Agreement, Mr. Sutton was entitled to use a Company vehicle in accordance with the Company’s existing policies and the Company provided Mr. Sutton with such additional benefits as are generally provided by the Company to its senior executives, including managers’ insurance and Education Fund. The Sutton Agreement provides for non-competition and non-solicitation covenants for a period of two years following the date of termination of the Sutton Agreement.

        Following the expiration of the Sutton Agreement and Mr. Sutton’s employment, the Company was obligated to pay him (i) any severance payment to which he was entitled pursuant to applicable Israeli law less any amounts received by Mr. Sutton from (x) his Managers’ Insurance as a severance payment and (y) other payments made in his favor to Keren Hishtalmut Fund, (ii) earned but unpaid benefits under Company plans (iii) vested share options under the terms of the respective option agreements and option plans, and (iv) a special bonus on the sale of a subsidiary of the Company. In return, Mr. Sutton waived any claims against the Company.

In addition, Rugby Investments Ltd. (“Consultant”), a company owned by Mr. Sutton, entered into a consulting agreement with the Company as of June 1, 2003 to provide consulting services on any activity the Company is engaged in, as may be determined by the Company from time to time. The consulting services will be rendered until December 31, 2003 and may be extended by the parties mutual written consent. Consultant shall be entitled to compensation in an amount of US$ 70,000 plus V.A.T for the whole term.

Agreements with Mr. Sagi Genger

    Mr. Genger had entered into an employment agreement with the Company and its indirect wholly owned subsidiary, Lumenis Inc., dated as of January 21, 2003, which was effective as of July 1, 2001 (the “Genger Agreement”). The Genger Agreement provided that it may be terminated at the option of either party upon 90 days prior notice. Mr. Genger served as the Chief Operating Officer of the Company and Lumenis Inc. until June 30, 2003. The Genger Agreement provided for an annual base salary of $250,000. In addition, Mr. Genger was entitled to a bonus equal to 100% of his annual base salary if 100% of targets were met. In addition, the Genger Agreement provided for all benefits, such as pension, life insurance, medical and dental insurance, disability insurance, certain saving programs and participation in the Company’s 401K plan, as are generally granted to the Company’s senior executives.

    Mr. S. Genger’s employment with the Companies terminated on June 30, 2003. The Company and Mr. S. Genger entered into a Separation Agreement, dated as of June 30, 2003 (“Separation Agreement”), pursuant to which Mr. S. Genger is entitled to a special severance payment in the total amount of US $1,000,000, of which US $600,000 will be paid to him by no later than December 31, 2003 and US $400,000 will be paid in quarterly equal installments of US $50,000 each, over a two-year period. In addition, Mr. Genger is entitled to exercise 398,667 Company options held by him at the date of termination of his employment, said options became immediately vested and will remain exercisable for a five (5) year period after the date of grant.

        Under the Separation Agreement the Company will have a set-off right on any amounts due to Mr. S. Genger for breach of any undertaking by him towards the Company or any subsidiary thereof. Moreover, Mr. Genger will assist the Company and cooperate on any legal matter. Mr. Genger’s undertakings under the Genger Agreement relating to confidential information, non-solicitation and intellectual property rights will survive the termination of his employment. His non-competition undertakings were extended to a five-year period from the date of termination of employment.

        In addition, E&G Advisory Services Limited, a company in which Mr. S. Genger serves as an employee (“E&G”), has entered into a consulting agreement with Lumenis Inc. to provide strategic planning services, including a report on international and strategic options for the Company (“Consulting Agreement”). The term of the Consulting Agreement is until the report is completed, but not beyond June 30, 2005. E&G will be entitled to compensation in the aggregate amount of US$ 575,000 which will be paid as a lump sum no later than December 31, 2003. The Consulting Agreement also includes undertakings regarding confidentiality, non-solicitation and ownership of inventions. See “Certain Transactions and Related Transactions” below.

Employment Agreement with Mr. Kevin Morano

    Mr. Morano has entered into an employment agreement with the Company and Lumenis Inc., dated as of January 21, 2003, which is effective as of March 1, 2002 (the “Morano Agreement”). The Morano Agreement may be terminated at the option of either party upon 90 days prior notice. Pursuant to the Morano Agreement, Mr. Morano serves as the Chief Financial Officer of the Company and Lumenis Inc. The Morano Agreement provides for an annual base salary of $250,000, and shall be reviewed from time to time by the CEO. In addition, Mr. Morano is entitled to a bonus equal to 100% of his annual base salary if 100% of targets are met. In addition, the Morano Agreement provides for all benefits, such as pension, life insurance, medical and dental insurance, disability insurance, certain saving programs and participation in the Company’s 401K plan, as are generally granted to the Company’s senior executives.

        In the event of any termination of the Morano Agreement and Mr. Morano’s employment, the Company and Lumenis Inc. will be obligated to pay (i) base salary and benefits through the notice period, provided that Mr. Morano continues his employment obligations through such period (if so required), (ii) the lump sum severance payment to which Mr. Morano is entitled by law, but in no event less than the last month’s salary for each 12-month period of Mr. Morano’s employment with the Company and Lumenis Inc. and a pro-rata portion for any shorter period since the last anniversary and through the notice period. Moreover, in the event that Mr. Morano’s employment with the Company and Lumenis Inc. is terminated by (i) the Company or Lumenis Inc. (ii) due to a change in control or (iii) by Mr. Morano for good cause, Mr. Morano will be entitled to a lump sum of $300,000 and benefits for a 12-month period, payments pursuant to the Company’s bonus plan as if he was employed throughout the whole calendar year for which the bonus is paid and acceleration of vesting of all unvested options that would by their terms vest in the 12-month period following termination.

        The Morano Agreement also includes confidentiality and non-competition terms and conditions.

Employment Agreement with Mr. Alon Maor

        Effective August 3, 2001, the Company entered into an employment agreement with Mr. Alon Maor (the “Maor Agreement”) pursuant to which Mr. Maor serves as Executive Vice President, the Aesthetic Business Unit. The Maor Agreement may be terminated by either party upon the provision of six-months prior notice or three years after the effective date. The term will extend for additional one year periods following the completion of the initial three-year term unless either party delivers a notice of intention not to renew no later than six months preceding the expiration of the then-current term.

        Pursuant to the Maor Agreement, Mr. Maor receives an annual base salary in the amount of $200,000, an annual housing allowance equal to his actual rent or acquisition costs, but subject to an annual maximum of $96,000, an annual allowance for the education of his children from pre-school through high school (subject to a tax gross up), the sum of $20,000 for certain relocation expenses (part of which may be reimbursed if Mr. Maor is terminated for cause prior to the second anniversary of the Maor Agreement); and all benefits, such as pension, life insurance, medical and dental insurance disability insurance, certain saving programs and participation in the Company’s 401K plan, as are granted to the Company’s Senior Executives.

        In addition, Mr. Maor shall be awarded an annual bonus of 90% of his annual base salary payment if the Aesthetic Business Unit meets certain annual targets mutually agreed upon by the Chief Executive Officer and Mr. Maor. If achievement of the goals exceeds or is less than 100%, the percentage of base salary to be paid as bonus shall correspondingly be increased in excess of or decreased below the set 90%.

        The Maor Agreement also includes confidentiality and non-competition terms and conditions.

Employment Agreement with Mr. Robert Grant

        Effective July 11, 2002, the Company entered into an employment agreement with Mr. Robert Grant (the “Grant Agreement”) pursuant to which Mr. Grant served as Executive Vice President, Medical Business Unit. The Grant Agreement was terminated on March 4, 2003.

        Pursuant to the Grant Agreement, Mr. Grant received an annual base salary in the amount of $200,000, as of July 1, 2002, and an annual target bonus of $180,000, based on performance goals measured as follows: 50% based on corporate performance, 40% based on Surgical and Ophthalmic business performance and 10% based on individual performance. In addition, Mr. Grant was entitled to a $72,000 retention bonus.

      Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No member of the Compensation Committee or the Board (which during 2002 and during January 2003 determined executive compensation for the Company) is currently, or was at any time during the fiscal year ended December 31, 2002, an officer or employee of the Company, other than Mr. A. Genger (and, effective as of June 20, 2003, Mr. Raz). Mr. Thomas G. Hardy, who was a director of the Company until May 2003, served as a consultant to the Company during 2002. See “Certain Relationships and Related Transactions” below. The consultant agreement between the Company and Mr. Hardy terminated on October 31, 2002. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION1

      General Compensation Policy

        During 2002, Executive compensation policies were determined by the full Board of Directors. The Board’s fundamental compensation policy is to make a substantial portion of executive officers’ compensation contingent on the Company’s growth, financial performance and meeting specific targeted events. Accordingly, in addition to base salary, the Company offers bonuses/incentive compensation (which are tied to the Company’s and the executive’s performance goals) and stock option awards. The Board and the Compensation Committee believe that providing incentives to the executive officers through both cash bonus and equity based incentives (stock options in the Company) benefits shareholders by aligning the long term interests of shareholders and employees.

        Each executive officer’s compensation package consists of: (i) salary, (ii) benefits, which include medical, dental, life insurance and participation in a 401(k) plan for United States employees and comparable benefits for employees in other locations; (iii) may include either or both stock options under the Company’s stock option plan and/or eligibility for incentive compensation; and (iv) special severance provisions in case of termination of employment by the Company, due to a change in control, or termination by the executive for good cause; in such event the executive will be entitled to a specified sum and benefit payments generally paid monthly over a 9-month period, payments pursuant to a bonus as if he was employed throughout the whole calendar year for which bonus is paid and acceleration of vesting of all unvested options that would by their terms vest in the 12-month period following termination.

      Factors

        The principal factors considered in establishing the components of each executive officer’s compensation package for the 2002 fiscal year are summarized below. The Board and the Compensation Committee may, in their respective discretion, apply entirely different factors, particularly different measures of financial performance, in setting executive officers’ compensation for future fiscal years. However, all compensation decisions will be designed to further the general compensation policy indicated above.

      Base Salaries

        Base salaries for executive officers are determined based upon the Board’s and the Compensation Committee’s evaluation of the responsibilities of the position held and the experience of the individual, and by reference to historical levels of salary paid by the Company and its predecessors.

        Salary adjustments are based on a periodic evaluation of the performance of the Company and each executive officer, and also take into account new responsibilities. In the case of executive officers with responsibility for a particular business unit, such unit’s financial results are also considered. The Board and the Compensation Committee take into account the effect of corporate transactions that have been consummated during the relevant year and, where appropriate, also consider non-financial performance measures. These include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

1 This is the Board’s Report on Executive Compensation for the 2002 fiscal year, previously included in the Company’s proxy statement for the 2003 Annual General Meeting of shareholders, and does not reflect certain compensation decisions which the Board had to make in 2003, including with respect to Mr. S. Genger’s severance.

      Annual Incentive Compensation Awards

        The variable compensation payable annually to executive officers generally consists principally of annual incentive compensation awards. Annual incentive compensation provides for bonuses determined in accordance with a formula relating to achievement of Company performance goals. Such performance goals are set annually by the Board and the Compensation Committee.

      Other Incentive Compensation Awards

        The other principal component of executives’ compensation is stock options, which are intended as a tool to attract, provide incentive to and to retain those executives who make the greatest contribution to the business, and who can have the greatest effect on the long term profitability of the Company. The exercise price of stock options under any grant is generally set at a price equal to the market price of the Ordinary Share on the date of the grant. The options therefore do not have any value to the executive unless the market price of the Ordinary Shares rises. The Board and the Compensation Committee believe that these stock options more closely align the executives’ interests with those of the Company’s shareholders, and focus management on building profitability and long-term shareholder value.

      Certain Agreements

        The Board recognizes that there are circumstances which may result in departure or distraction of the executive officers and other key personnel. Because the Board considered it essential to the best interests of the Company’s shareholders to foster the continuous employment of the executive officers, it determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the executive officers to their assigned duties without distraction in the face of the prevailing circumstances. Accordingly, the Company entered into employment agreements with Messrs. S. Genger and Morano to ensure retention and motivation of these executives and is currently negotiating with additional senior executive officers their employment terms. By entering into these retention agreements with current management, the Company’s intention was to provide these senior executives with adequate incentive to remain with the Company. In determining the executive compensation levels (in the agreements described above and otherwise), consideration was given to, among other things, the individual executive’s experience and historical and anticipated contribution to the Company. Consideration was also given to the amount and forms of compensation paid to like executives by other companies in the Company’s industry, to the extent that such information was available. No specific weight is given to any of these considerations.

      Compensation of Chief Executive Officer

        The Vice Chairman of the Board of Directors, Mr. Arie Genger, was appointed as Chief Executive Officer of the Company effective January 1, 2003 and held that position until the appointment of Mr. Avner Raz became effective on June 20, 2003. Mr. A. Genger had not entered into an employment agreement with the Company and was only entitled to the compensation and reimbursement for serving as Vice Chairman of the Board of Directors. Mr. A. Genger did not receive any additional compensation from the Company for acting as Chief Executive Officer other than reimbursement for certain out-of-pocket expenses incurred by him in such position.

    Mr. Sutton was employed by the Company in the position of Chief Executive Officer until December 31, 2002. The employment agreement of Mr. Sutton became effective as of January 1, 2000. The material terms of Mr. Sutton’s employment agreement are described above under the heading “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.” In setting Mr. Sutton’s compensation, the Board considered factors such as individual and corporate performance (without reference to any specific performance related targets) and individual experience and expertise. In addition, the Board considered Mr. Sutton’s overall compensation relative to compensation levels of chief executive officers of other comparable companies. No particular weight was given by the Board to any of the foregoing factors.

      Deductibility of Compensation

        The Board and the Compensation Committee will, in general, seek to ensure that compensation paid to the Company’s executive officers will not fail to be deductible to the Company by reason of application of Section 162(m) of the United States Internal Revenue Code of 1986, as amended. The Board and the Compensation Committee believe, however, that it is appropriate to retain flexibility to authorize payments of compensation that do not qualify for deductibility if, in the Committee’s judgment, it is in the Company’s best interest to do so.

THE BOARD OF DIRECTORS (at the date this Report was prepared)
PROF. JACOB A. FRENKEL
Mr. AVNER RAZ
Mr. ARIE GENGER
Mr. AHARON DOVRAT
Mr. PHILIP FRIEDMAN
Mr. THOMAS G. HARDY
DR. DARRELL S. RIGEL
Mr. SASH A. SPENCER
Mr. MARK H. TABAK
PROF. ZEHEV TADMOR

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company’s management retained Mr. Thomas G. Hardy, a director of the Company until May 2003, as an outside consultant and agreed with Mr. Hardy on the terms relating to such engagement (the “Hardy Agreement”), which commenced as of October 1, 2000. The initial term of the Hardy Agreement, which was approved by shareholders at the 2001 Annual General Meeting, was through September 30, 2001 and was extended for an additional one-month period.

The parties subsequently extended the Hardy Agreement for an additional year through October 31, 2002 with an automatic renewal for a successive one-year period unless earlier terminated by either party. The extended period of the Hardy Agreement was approved by the shareholders at the 2002 Annual General Meeting. Pursuant to the initial term, in consideration of the consulting services, the Company paid Mr. Hardy a consulting fee in the amount of $5,000 for each day of services that were rendered. During the extended term, the Company paid Mr. Hardy an annual consulting fee of $180,000. The Hardy Agreement was terminated on October 31, 2002. Under the terms of the Hardy Agreement, Mr. Hardy assisted the Company in strategic planning. During 2002 Mr. Hardy received approximately $183,000 from the Company for services rendered.

        The Company and TRI, whose chairman and chief executive officer is Mr. Arie Genger, the Vice-Chairman of the Board of Directors and formerly Chief Executive Officer of the Company, entered into a Sub-lease Agreement made as of June 30, 2001 (the “Sublease Agreement”) pursuant to which TRI subleases to the Company office space in New York City. In consideration for the use of this space, the Company pays rent to TRI as a percentage of TRI’s fixed rent, escalation rent and electricity charges pursuant to TRI’s lease with its landlord. In addition, the Company has entered into an Office Services Agreement pursuant to which TRI provides Lumenis with certain office support services including: receptionist telephone support, certain secretarial support, office supply purchasing assistance, catering services, computer and communication support and other similar office support functions as needed. In consideration for the services provided under the Office Services Agreement, the Company pays TRI a monthly fee equal to $15,000. For 2002 the Company incurred rent expenses to TRI of approximately $467,000 under the Sublease Agreement and incurred an additional $180,000 under the Office Services Agreement. The Sublease Agreement and the Office Service Agreement were extended on November 1, 2002 for an additional period of 18 months and will expire on September 29, 2004. The extension of the Sublease Agreement and the Office Services Agreement were made under the same terms of the original agreements, except for enlarging the space leased and the respective rent payments. Until July 30, 2003 the Company has incurred rent expenses to TRI of approximately $USD432,790 under the Sublease Agreement and incurred an additional $USD105,000 under the Office Service Agreement. This extension of the Sublease Agreement and the Office Service Agreement is subject to the approval of the Company’s Board of Directors.

        During 2001, the Board of Directors and the Audit Committee approved the grant to Mr. Sagi Genger, formerly the Company’s Chief Operating Officer, of a guarantee of a bank loan in the amount of $2,000,000 in connection with his relocation. The guarantee was secured by 149,500 of the Company’s shares held by Mr. Genger, which were valued at $4,364,000 as of June 1, 2001. The guarantee was to terminate on the earlier to occur of (i) June 1, 2003 or (ii) the termination of Mr. Genger’s employment with the Company. In the event of termination by the Company of Mr. Sagi Genger’s employment or in the event of a change in control of the Company, the Company could recover any payments made under the guarantee only to the extent of the shares pledged. The guarantee terminated on June 1, 2003 with no liability to the Company.

        For a description of the Separation Agreement with Mr. Sagi Genger dated as of June 30, 2003 and the Consulting Agreement dated as of June 30, 2003, between Lumenis Inc. and E&G Advisory Services Limited, a company in which Mr. Sagi Genger serves as employee, see “Employment Agreements, Termination Provisions and Change in Control Provisions” above.

         Dr. Darrell Rigel, a director, evaluates for the Company some of its products and applications, for the purpose of providing the Company with information on the use of its equipment by its physician customers and for use in developing new products or applications. In addition, the Company pays Dr. Rigel $2,000 per each Medical Advisory Group meeting which he chairs, plus expenses. The Medical Advisory Group is a group of independent physicians which, in addition to providing professional insights to the Company, helps the Company to gain maximum leverage from its marketing efforts. As physicians and businesspeople in the field, the committee members critically evaluate the Company’s technology, customer service and quality assurance. The arrangement between the Company and Dr. Rigel was approved by shareholders at the 2003 Annual General Meeting of shareholders.

PERFORMANCE GRAPH

        The following graph compares the Company’s cumulative total shareholder return to the NASDAQ Stock Market Index and the MG Medical Appliances/Equipment Index (provided by Media General Financial Services, Inc.) over the five year period beginning on December 31, 1997 and ending on December 31, 2002. The total shareholder return assumes $100 invested at the beginning of the period in the Company’s Ordinary Shares, the NASDAQ Stock Market Index and the MG Medical Appliances/Equipment Index. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

PROPOSALS OF SHAREHOLDERS

        Under Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), any shareholder of the Company who intends to present a proposal at the 2004 Annual General Meeting of shareholders and who wishes the proposal to be included in the Proxy Statement for such meeting must submit the proposal in writing to the Secretary of the Company, at the principal executive offices of the Company. The proposal must be received no later than January 1, 2004.

        Shareholders who do not desire to comply with the requirements of Rule 14a-8, must satisfy the requirements of the Companies Law in order to have a proposal presented at the 2004 Annual Meeting. Under the Companies Law, only shareholders who hold at least one percent (1%) of the outstanding voting rights are entitled to request that the Board of Directors of the Company include a proposal, in a future shareholders meeting, provided that such proposal is appropriate to be discussed in such meeting.

        Rule 14a-4(c)(3) of the Exchange Act governs the Company’s use of its discretionary proxy voting authority with respect to a matter that is not addressed in the Company’s Proxy Statement for a meeting other than an annual meeting of Shareholders. Rule 14a-4(c)(3) provides that if the Company does not know, a reasonable time before making the solicitation, that a matter is to be presented at the meeting, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the Proxy Statement.

OTHER BUSINESS

        The Board of Directors of the Company is not aware of any other matters that may be presented at the Special General Meeting other than those mentioned in the attached Company’s Notice of Special General Meeting of shareholders. If any other matters do properly come before the Special General Meeting, it is intended that the persons named as proxies will vote, pursuant to their discretionary authority, according to their best judgment in the interests of the Company.

By Order of the Board of Directors, Mr. Stephen B. Kaplitt, Executive Vice President, General Counsel and Secretary

Yokneam, Israel
August 29, 2003

SPECIAL GENERAL MEETING OF SHAREHOLDERS OF

LUMENIS LTD.

October 1, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of two (2) Outside Directors:				2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special General Meeting of Shareholders and any and all postponements or adjournments thereof.

NOMINEES:
☐	FOR ALL NOMINEES	O O	Dr. Shlomo Segev Alexander Yuhjtman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			A.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED THEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE(S) FOR DIRECTOR LISTED HEREIN, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS AS DESCRIBED IN ITEM 2.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					PLEASE MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

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LUMENIS LTD.

Yokneam Industrial Park, P.O.Box 240, Yokneam 20692

THE SPECIAL GENERAL MEETING TO BE HELD ON OCTOBER 1, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Special General Meeting of Shareholders and the accompanying Proxy Statement for the 2003 Special General Meeting of Shareholders, revokes all prior proxies, and hereby appoints Avner Raz and Stephen B. Kaplitt, and each of them acting alone, as attorneys, agents and proxies of the undersigned, each with the power to appoint and substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the Ordinary Shares of Lumenis Ltd. (the “Company”) which the undersigned may be entitled to vote at the 2003 Special General Meeting of Shareholders to be held on October 1 and at any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED AND IN THE DISCRETION OF THE PROXIES ON ALL SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2003 SPECIAL GENERAL MEETING OF SHAREHOLDERS.

(Continued and to be signed on the reverse side)

■	14475	■

SPECIAL GENERAL MEETING OF SHAREHOLDERS OF

LUMENIS LTD.

October 1, 2003

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
- OR -	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.	CONTROL NUMBER

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.  ê

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
FOR AGAINST ABSTAIN
1. Election of two (2) Outside Directors:				2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special General Meeting of Shareholders and any and all postponements or adjournments thereof.

NOMINEES:
☐	FOR ALL NOMINEES	O O	Dr. Shlomo Segev Alexander Yuhjtman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			A.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED THEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE(S) FOR DIRECTOR LISTED HEREIN, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS AS DESCRIBED IN ITEM 2.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					PLEASE MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

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